UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 20, 2009

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 23, 2009, Taleo Corporation (the “Company”) issued a press release announcing that it had completed the review of its revenue recognition practices, and as a result of this review, will restate certain financial statements and defer to future periods $18 million of consulting services revenue previously recognized through June 30, 2008.

Amounts in the Company’s previously issued financial statements for the years ended December 31, 2003 through 2007, and the interim financial statements for the quarters ended March 31, 2008 and June 30, 2008, will be corrected for the timing of revenue recognition for consulting services revenue during these periods, as well as to correct the previously announced error relating to consulting services revenue recognition and the timing of revenue recognition for set-up fees, an element of the Company’s application services revenue.  In light of the restatement, the Company’s consolidated balance sheets as of December 31, 2003, 2004, 2005, 2006 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the fiscal years ended December 31, 2003 through 2007 and related auditors reports thereon, and the Company’s consolidated balance sheets as of March 31, 2008 and June 30, 2008 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the fiscal quarters ended March 31, 2008 and June 30, 2008, should no longer be relied upon.

The restatement reflects a change in the Company’s historical application of accounting practices under Emerging Issues Task Force No. 00-21.  Historically, when application services and consulting services were sold together, the Company recognized consulting services revenue as the services were delivered.  Now, in similar arrangements, the Company’s consulting services revenue will be recognized ratably over the term of the application services agreement, typically three years.

Also in connection with the Company’s review of its revenue recognition practices, the Company previously announced that as of January 1, 2006, it would have been appropriate to recognize revenue from set-up fees, an element of the Company’s application revenue, over an expected attribution period longer than the typical three year term of the Company’s agreements, as had been the Company’s practice.  Correction of this error will result in approximately $200,000 of application revenue from set-up fees being recognized over an expected attribution period of seven years rather than the contract term of the arrangement with which the set-up fees are associated.

The decision to restate the Company’s previously issued financial statements was made by the Audit Committee of the Company’s Board of Directors, following consultation with and upon the recommendation of management and following consultation with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, on March 20, 2009.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.
Exhibit No.	Description

99.1	Press Release dated March 23, 2009, entitled “Taleo Announces Completion of Revenue Recognition Review.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray Executive Vice President and Chief Financial Officer

Date:  March 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 23, 2009, entitled “Taleo Announces Completion of Revenue Recognition Review.”